Exhibit 2.2

                    FIRST AMENDMENT
                         TO
                  STOCK PURCHASE AGREEMENT


THIS FIRST AMENDMENT to Stock Purchase Agreement ("Amendment") is made as of September 17, 1999, by UNITED SHIELDS CORPORATION, a Colorado corporation (the "Buyer"), and HENRY A. KIRCHNER ("HAK"), BARBARA J. KIRCHNER ("BJK"), THE HENRY A. KIRCHNER REVOCABLE TRUST, Henry A. Kirchner and Barbara J. Kirchner, Trustees, dated February 6, 1996 ("HAK Trust") and THE BARBARA J. KIRCHNER REVOCABLE TRUST, Barbara J. Kirchner and Henry A. Kirchner, Trustees, dated February 6, 1996 ("BJK Trust"), the KIRCHNER FAMILY NOMINEE TRUST, Henry A. Kirchner and Barbara J. Kirchner, Trustees, under Declaration of Trust dated February 6, 1996 and recorded with the Berkshire County (Middle District) Registry of Deeds in Book 910, Page 800 ("Family Trust") (HAK, BJK, the HAK Trust, the BJK Trust and the Family Trust, collectively referred to as the "Sellers") hereby make this First Amendment to the Stock Purchase Agreement dated August 27, 1999.

The Stock Purchase Agreement shall be amended as follows:

A. Section 2.2 (a)  shall be revised as follows:

"(a) at the Closing, Buyer will deliver the following to Sellers as provided in Section 2.4: (i) $1,700,000.00, less any amount paid to Martin & Oliveira, pursuant to Section 11.1, in cash; and
(ii) the Promissory Note with an aggregate principal amount of $1,750,000.00 subject to the provisions of Section 10.8; and (iii) a promissory note with an aggregate principal amount of $2,200,000.00; and"

B. Section 2.3 - insert September 29, 1999.

C. Section 2.4 (b) (i) shall be revised as follows:

"(i) all cash proceeds shall be made by bank cashier's check made payable to the order of the KIRCHNER FAMILY NOMINEE TRUST, Henry
A. Kirchner and Barbara J. Kirchner, Trustees, under Declaration of Trust dated February 6, 1996;"

D.  Add new Section 2.4 (b) (v) as follows:

"(v) a promissory note payable to the Family Trust in the principal amount of $2,200,000.00 in a form mutually acceptable to the parties hereto (the "Short Term Promissory Note")."
E.  Section 7.8 shall be deleted in its entirety.

F.  Section 7.9 shall be deleted in its entirety.

G.  Section 7.11 shall be revised as follows:

"As of the Closing, the Company must have at least $500,000.00 in cash balances; and accounts receivable plus inventory minus accounts payable shall be not less than $1,680,000.00, subject in all respects to the provisions of Section 5.2."

H.  Section 8.5 shall be revised as follows:

"As of the Closing, the Company must have at least $500,000.00 in cash balances; and accounts receivable plus inventory minus accounts payable shall be not less than $1,680,000.00, subject in all respects to the provisions of Section 5.2."

I. Section 8.7 shall be deleted in its entirety.

J.  Section 9.1 (b) delete September 1, 1999 and replace with
September 30, 1999.

K.  Section 10.2 (e) shall be revised as follows:

"(e) any matter disclosed in the Disclosure Letter;"

In all other respects the Stock Purchase Agreement dated August
27, 1999 is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the day and year first above written.

BUYER:                           SELLERS:

UNITED SHIELDS CORPORATION   /s/ Henry A. Kirchner
                              Henry A. Kirchner

                                /s/ Barbara J. Kirchner
By /s/Donald T. Zimmerman, Jr.      Barbara J. Kirchner
   Donald T. Zimmerman, Jr.
Its President                   THE HENRY A. KIRCHNER
                                REVOCABLE TRUST

                                By: /s/ Henry A. Kirchner
                                Henry A. Kirchner, Trustee

                                By: /s/ Barbara J. Kirchner
                                Barbara J. Kirchner, Trustee


                                THE BARBARA J. KIRCHNER
                                REVOCABLE TRUST

                                By: /s/ Barbara J. Kirchner
                                Barbara J. Kirchner, Trustee

                                By: /s/ Henry A. Kirchner
                                Henry A. Kirchner, Trustee

                               KIRCHNER FAMILY NOMINEE TRUST

                               By: /s/ Henry A. Kirchner
                               Henry A. Kirchner, Trustee

                               By: /s/ Barbara J. Kirchner
                               Barbara J. Kirchner, Trustee

                               PITTSFIELD MOLD & TOOL, INC.


                               By: /s/ Henry A. Kirchner
                               Henry A. Kirchner, President